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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1999 relating to the consolidated financial statements and financial statement schedules, which appears in The Hertz Corporation's Annual Report on Form 10K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                       PricewaterhouseCoopers LLP


Florham Park, New Jersey
June 11, 1999